Exhibit 99.1

Cardinal Health Investor Day to Highlight Long-Term Value Creation

•Narrowing fiscal year 2023 non-GAAP diluted EPS guidance to $5.65 to $5.80, from $5.60 to $5.80 (13% growth at the mid-point)1
•Providing preliminary fiscal year 2024 non-GAAP diluted EPS guidance of $6.45 to $6.70 (15% growth at the mid-points)
•Providing long-term financial targets reflecting 12% to 14% growth of non-GAAP diluted EPS (3-year CAGR)2
◦Raising long-term financial target for Pharmaceutical segment profit to 4% to 6% growth, from “low-single digit to mid-single digit” growth
◦Updating Medical Improvement Plan timeline for $650M+ in segment profit to FY263
•Board of Directors approved new $3.5B share repurchase authorization expiring December 31, 2027; company plans to execute at least $2.0B of share repurchases over the next three years
•Company provides strategic updates

DUBLIN, Ohio, June 8, 2023 – Cardinal Health (NYSE: CAH) today will host an Investor Day beginning at 9:00 a.m. ET, where among other updates, management will detail its growth strategies to maximize the company’s potential for all stakeholders and move healthcare forward.

“We are excited to further share the actions we are collectively taking to build upon our progress and capture the significant opportunities clearly in front of us,” said Jason Hollar, Chief Executive Officer of Cardinal Health. “We’re becoming a simplified and more focused Cardinal Health. We believe in our resilient underlying core business and our plans to drive growth.”

The company will also discuss its long-term financial outlook and updated capital allocation framework.

Aaron Alt, Chief Financial Officer of Cardinal Health commented, “We have strong momentum as an enterprise, evidenced by the double-digit non-GAAP diluted EPS growth reflected in our narrowed fiscal 2023 guidance, our preliminary guidance for fiscal 2024 and in our long-term targets. With our strong balance sheet, robust cash flow generation, disciplined capital allocation framework and the plans we are communicating today, we are well positioned to maximize shareholder value creation.”

Strategic updates
While Cardinal Health’s business and portfolio review remains active and ongoing, the company has completed a preliminary assessment of the enterprise strategy and a more detailed review of the Pharmaceutical segment.

At an enterprise level, Cardinal Health is continuing its path towards becoming a simplified and more focused company. The company is prioritizing expansion in Specialty as the key long-term growth driver and investment opportunity for the enterprise. The company remains focused on realizing the growth opportunities ahead in both segments through its updated Pharmaceutical segment strategy and the Medical Improvement Plan.

The company continues to focus on executing the Medical Improvement Plan on the updated timeline, which remains a critical priority for the enterprise. The company is continuing to drive ongoing initiatives and invest in the business to support customers’ needs and achieve its long-term target.

With respect to the completed work for the Pharmaceutical segment, the company is sharing the following:

Launching Navista™ Network
Cardinal Health is launching Navista™ Network supporting community oncologists and enabling them to remain independent as part of the company’s focus on expanding in Specialty.

Accelerating Outcomes™

As separately disclosed, the company announced the merger of its Outcomes™ business into Transaction Data Systems (TDS) which will expand solutions to retail pharmacies.

Investing in Nuclear & Precision Health Solutions
Additionally, after evaluating strategic alternatives for Nuclear & Precision Health Solutions, the company has determined retaining and investing in the business will drive the most long-term value for shareholders. The company announced a phase two investment for its Center for Theranostics Advancement in support of continued product development over the next several years.

Fiscal year 2023 guidance update
The company is narrowing its fiscal year 2023 guidance ranges for non-GAAP diluted EPS and Pharmaceutical segment profit:
a.Non-GAAP diluted EPS: $5.65 to $5.80, from $5.60 to $5.80 (13% growth at the mid-point)
b.Pharmaceutical segment profit: 11% to 12% growth, from 10.5% to 12% growth
The company is reiterating its other fiscal year 2023 guidance assumptions provided on May 4th, 2023.

Preliminary fiscal year 2024 guidance
The company is providing preliminary guidance for fiscal year 2024:

Non-GAAP diluted EPS	$6.45 to $6.70
Adjusted free cash flow	~$2.0B
Capital expenditures	~$500M
Interest and other	$110M to $130M
Non-GAAP effective tax rate	23% to 25%
Pharmaceutical:
Revenue	~10% growth
Segment profit	4% to 6% growth
Medical:
Revenue	~3% growth
Segment profit	~$400M

Long-term targets
The company is providing updated long-term targets for fiscal years 2024 to 2026 (3-year CAGRs as of fiscal year 2023 guidance baseline):

Non-GAAP diluted EPS	12% to 14% growth
Pharmaceutical:
Revenue	~10% growth
Segment profit	4% to 6% growth[4]
Medical:
Revenue	3% to 4% growth
Segment profit	~$650M+ in FY26[3]
Share Repurchases	at least $2B5

Capital deployment updates
The company will provide a long-term capital allocation framework to drive shareholder value creation. Additionally, the Board approved a new $3.5B share repurchase authorization expiring December 31, 2027, reflecting $4.75B in total capacity for share repurchases.

Webcast
Cardinal Health will host a webcast today from 9:00 a.m. to 12:00 p.m. ET. To access the webcast and corresponding slide presentation, go to the Investor Relations page at ir.cardinalhealth.com. No access code is required. Presentation slides and a webcast replay will be available on the Investor Relations page for 12 months.

About Cardinal Health
Cardinal Health is a distributor of pharmaceuticals, a global manufacturer and distributor of medical and laboratory products, and a provider of performance and data solutions for health care facilities. With more than 50 years in business, operations in more than 30 countries and approximately 46,500 employees globally, Cardinal Health is essential to care. Information about Cardinal Health is available at cardinalhealth.com.

Contacts
Media: Erich Timmerman, erich.timmerman@cardinalhealth.com and 614.757.8231
Investors: Kevin Moran, kevin.moran@cardinalhealth.com and 614.757.7942

1GAAP refers to U.S. generally accepted accounting principles. This news release includes GAAP financial measures as well as non-GAAP financial measures, which are financial measures not calculated in accordance with GAAP. The company does not provide forward-looking guidance on a GAAP basis because the items that the company excludes from GAAP to calculate the comparable non-GAAP measure can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the company’s routine operating activities. Additionally, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on outlook done on a GAAP basis. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the company’s GAAP results. Over the past five fiscal years, the excluded items have impacted the company’s EPS from $0.75 to $18.06, which includes a $17.54 charge related to the opioid litigation recognized in fiscal year 2020.
2FY24 to FY26 CAGR; as of FY23 guidance baseline.
3Previously $650M+ by FY25. The company is currently analyzing how this financial update to the Medical segment may impact other components of its GAAP financial statements, including goodwill. This analysis is subject to completion of the company's standard quarter-end closing procedures; however, it is possible that the goodwill of the Medical Unit (Medical operating segment excluding Cardinal Health at-Home Solutions division) could be impaired by up to $1.1 billion, which was the carrying value of the Medical Unit goodwill at March 31, 2023.
4Previously “low-single digit to mid-single digit” segment profit growth.
5Includes base share repurchases of $500M per year plus $500M of additional share repurchases in Q4 FY23 and/or Q1 FY24.

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," “will," "should," "could," "would," "project," "continue,” "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and various accruals and estimates. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include risks arising from ongoing inflationary pressures and supply chain constraints, including the risk that our plans to mitigate such effects may not be as successful as we anticipate; the possibility that our Medical unit goodwill could be further impaired due to additional changes to our long-term financial plan, increases in global interest rates or unfavorable changes in the U.S. statutory tax rate; risks associated with our strategic updates, including the risk that certain initiatives may not be successful, may create unintended consequences, and the risk that we may not realize expected benefits; competitive pressures in Cardinal Health's various lines of business; the performance of our generics program, including the amount or rate of generic deflation and our ability to offset generic deflation and maintain other financial and strategic benefits through our generic sourcing venture or other components of our generics programs; ongoing risks associated with the distribution of opioids, including the financial impact associated with the settlements with governmental authorities and the risk that challenges to our plans to take tax deductions for opioid-related losses could adversely impact our financial results; risks arising from the Department of Justice investigation which we believe concerns our anti-diversion program and risks associated with the injunctive relief requirements under the national settlement, including the risk that we may incur higher costs or operational challenges in the implementation and maintenance of the required changes; risks associated with the manufacture and sourcing of certain products, including risks related to our ability and the ability of third-party manufacturers to import or export certain products or component parts and to comply with applicable regulations; our ability to manage uncertainties associated with the pricing of branded pharmaceuticals; and risks associated with our cost savings initiatives or other business process initiatives, such as the Medical Improvement Plan, including the possibility that they could fail to achieve the intended results. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management’s views as of June 8, 2023. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement. Forward-looking statements are aspirational and not guarantees or promises that goals, targets or projections will be met, and no assurance can be given that any commitment, expectation, initiative or plan in this report can or will be achieved or completed. Cardinal Health provides definitions and reconciliations of non-GAAP financial measures and their most directly comparable GAAP financial measures at ir.cardinalhealth.com.